As filed with the Securities and Exchange Commission on August 13, 1997
                                            Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  FEMRX, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                        77-0389440
        --------                                        ----------
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                              1221 Innsbruck Drive
                               Sunnyvale, CA 94089

                    (Address of principal executive offices)



                             1995 Stock Option Plan

                           (Full title of the plans)

                               Andrew M. Thompson
                     President and Chief Executive Officer
                              1221 Innsbruck Drive
                              Sunnyvale, CA 94089
                                 (408) 752-8580

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                              Craig E. Dauchy, Esq.
                           Matthew B. Hemington, Esq.
                               Cooley Godward llp
                              3000 Sand Hill Road
                             Building 3, Suite 230
                           Menlo Park, CA 94025-7116
                                 (415) 843-5000

                        CALCULATION OF REGISTRATION FEE

=================== =========== ================ ================== ============
Title of Securities  Amount to  Proposed Maximum  Proposed Maximum   Amount of
 to be Registered        be      Offering Price  Aggregate Offering Registration
                    Registered    Per Share (1)       Price (1)          Fee
=================== =========== ================ ================== ============
Stock Options
and Common
Stock (par
value $.001)          800,000        $3.625        $2,900,000          $878.79

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on August 6, 1997 as reported on the Nasdaq National Market.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                 REGISTRATION STATEMENT ON FORM S-8 NO. 333-3152


     The contents of Registration Statement on Form S-8 No. 333-3152 filed with the Securities and Exchange Commission on April 3, 1996 are incorporated by reference herein.


                                    EXHIBITS


Exhibit
Number

5                 Opinion of Cooley Godward llp

23.1              Consent of Ernst & Young llp

23.2 Consent of Cooley Godward llp is contained in Exhibit 5 to this Registration Statement

24                Power of Attorney is contained on the signature pages.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 12, 1997.

                                   FemRx, Inc.




                           By: /s/ Andrew M. Thompson
                               Andrew M. Thompson
                      President and Chief Executive Officer




                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew M. Thompson, George M. Savage and Edward W. Unkart, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                      Title                             Date
/s/ Andrew M. Thompson   President, Chief Executive Officer     August 12, 1997
  (Andrew M. Thompson)   and Director (Principal Executive
                         Officer)

/s/ Edward W. Unkart     Vice President, Finance and            August 12, 1997
  (Edward W. Unkart)     Administration, Chief Financial
                         Officer and Assistant Secretary,
                         (Principal Financial and Accounting
                         Officer)

/s/ George M. Savage     Senior Vice President, Research and    August 12, 1997
  (George M. Savage)     Development and Director

/s/ Richard M. Ferrari   Director                               August 12, 1997
  (Richard M. Ferrari)

/s/ Gail Gaumer          Director                               August 12, 1997
  (Gail Gaumer)

/s/ Kathleen D. LaPorte  Director                               August 12, 1997
  (Kathleen D. LaPorte)

/s/ James W. McLane      Director                               August 12, 1997
  (James W. McLane)

/s/ Philip M. Young      Director                               August 12, 1997
  (Philip M. Young)
